United States

Securities and Exchange Commission

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12

ZONES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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1102 15th Street SW,

Suite 102

Auburn, Washington 98001

April 2, 2008

Dear Shareholder:

You are cordially invited to attend the 2008 Annual Meeting of Shareholders of Zones, Inc. on May 15, 2008, at 3:00 p.m., local time, at our corporate headquarters, 1102 15th Street SW, Suite 102, Auburn, Washington.

The accompanying Notice of Annual Meeting of Shareholders and the Proxy Statement describe the formal business to be conducted at the meeting.

We hope you can join us on May 15. Whether or not you plan to attend, please read the attached proxy statement. When you have done so, please mark your votes on the enclosed proxy card, sign and date the proxy card, and return it to us in the enclosed envelope. It is important that you use this opportunity to take part in the affairs of Zones by voting on the business to come before this meeting, so please return your proxy card promptly.

A copy of our Annual Report to Shareholders is also enclosed for your information. The board of directors and management look forward to seeing you at the annual meeting.

Sincerely yours,

FIROZ H. LALJI
Chairman of the Board and
Chief Executive Officer

ZONES, INC.

1102 15th Street SW, Suite 102

Auburn, Washington 98001

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 15, 2008

To the Shareholders of Zones, Inc.:

On May 15, 2008, Zones, Inc., a Washington corporation, will hold its Annual Meeting of Shareholders at its corporate headquarters, 1102 15th Street SW, Suite 102, Auburn, Washington, at 3:00 p.m. local time, for the following purposes:

1.	To elect five directors to hold office until the 2009 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending December 31, 2008; and

3.	To transact any other business properly presented before the meeting.

The record date for the meeting has been set at March 7, 2008. Only shareholders that owned stock at the close of business on March 7, 2008, are entitled to notice of and to vote at this meeting and any adjournment or postponement. For ten days prior to the meeting, a complete list of the shareholders entitled to vote at the meeting will be available for examination by any shareholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices.

By Order of the Board of Directors,

RONALD P. MCFADDEN
Senior Vice President, Chief Financial Officer and Secretary

Auburn, Washington

April 2, 2008

IMPORTANT: To assure your representation at the annual meeting, you are urged to complete, sign, date, and return the enclosed proxy card as soon as possible in the enclosed postage prepaid envelope. Your stock will be voted in accordance with the instructions you give on your proxy card. You may, of course, attend the annual meeting and vote in person even if you have previously returned your proxy card.

1102 15th Street SW, Suite 102

Auburn, Washington 98001

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

To be held on May 15, 2008

The board of directors of Zones, Inc. is sending you this proxy statement in connection with its solicitation of proxies for use at our 2008 annual meeting of shareholders or any adjournment or postponement thereof. The annual meeting will be held at our corporate headquarters, 1102 15th Street SW, Suite 102, Auburn, Washington, on May 15, 2008, at 3 p.m. local time. This proxy statement and accompanying form of proxy are being first sent or given to our shareholders on or about April 2, 2008.

SOLICITATION AND VOTING

Record Date and Outstanding Shares

Only those shareholders that owned shares of our common stock at the close of business on March 7, 2008, the record date for the annual meeting, are entitled to vote at the annual meeting and any adjournment thereof. On the record date, there were 13,168,595 shares of our common stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each shareholder of record as of that date is entitled to one vote for each share of common stock held by him or her.

Quorum and Broker Non-Votes

Our bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the purpose of transacting business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum. A broker non-vote occurs when a broker submits a proxy card with respect to the shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner of the shares. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, amendments to articles of incorporation for corporate governance issues, and ratification of auditors.

Voting and Revocation of Proxies

All valid proxies received before the meeting will be exercised. If your shares are represented by proxy, they will be voted in accordance with your directions. If your proxy is signed and returned without any direction given, your shares will be voted (i) “FOR” the election of the nominees for the board of directors named on the following pages, and (ii) “FOR” the ratification of the appointment of Grant Thornton LLP as our independent auditors for fiscal 2008. We are not aware, as of the date of this proxy statement, of any matters to be voted on at the annual meeting other than as stated in the proxy statement and the accompanying notice of annual meeting of shareholders. If any other matters are properly brought before the annual meeting, the enclosed proxy gives discretionary authority to the persons named in it to vote the shares in their best judgment. Brokers who hold shares for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients’ proxies in their own discretion.

If you give your proxy to Zones, you have the power to revoke it at any time before it is exercised. You may revoke your proxy by:

•	notifying the Secretary of Zones in writing before the annual meeting;

•	delivering to the Secretary of Zones before the annual meeting a signed proxy with a later date; or

•	attending the annual meeting and voting in person.

Voting Securities

You are entitled to one vote for each share of common stock you hold. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present. If a quorum is present and voting, the nominees for director receiving the highest number of votes will be elected as directors. Abstentions and broker non-votes will have no effect on this proposal. Approval of the proposal to ratify the appointment of Grant Thornton LLP as our independent auditors for fiscal 2008 requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal. Abstentions and broker non-votes will have no effect on this proposal.

Solicitation of Proxies

We will bear the costs of soliciting proxies. In addition to soliciting shareholders by mail through our employees, we may request banks and brokers, and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of stock for their expenses in forwarding solicitation materials.

PROPOSAL NO. 1:  ELECTION OF DIRECTORS

Our bylaws provide that the number of members of the board of directors shall be five. At each annual meeting of shareholders, directors are elected for a term of one year to succeed those directors whose terms expire at the annual meeting dates.

Our nominating and corporate governance committee has nominated for election by the shareholders the five current members of our board of directors: John H. Bauer, Cathi Hatch, William C. Keiper, Kenneth M. Kirkpatrick and Firoz H. Lalji. If elected, the nominees will serve as directors until our annual meeting of shareholders in 2009 and until their successors are duly elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.

The following sets forth our current directors and information concerning their ages and background:

Name	Principal Occupation	Age	Director Since
John H. Bauer	Chief Financial Officer, DigiPen Institute of Technology	67	1997
Cathi Hatch	President and Chief Executive Officer, Zino Society, LLC	58	2004
William C. Keiper	Private Investor	57	2003
Kenneth M. Kirkpatrick	President of US Bank in Washington State	54	2005
Firoz H. Lalji	Chief Executive Officer, Zones, Inc.	61	1990

John H. Bauer has served as a member of Zones’s board of directors since March 1997. Mr. Bauer is an executive with DigiPen Institute of Technology in Redmond, Washington. Mr. Bauer was Executive Vice President of Nintendo of America Inc., a manufacturer and distributor of video games and products from 1994 to 2003. From 1979 to 1994, he served as Managing Partner of the Northwest Group and the Seattle office of Coopers & Lybrand L.L.P., a public accounting and consulting firm. Mr. Bauer is also on the Board of Directors of Cell Therapeutics Inc.

Cathi Hatch has served as a member of Zones’s board of directors since October 2004. Ms. Hatch was the founder of the Zino Society, LLC, an investments membership organization, and has served as its President and Chief Executive Officer since 2005. From 1999 through 2005, Ms. Hatch was the President of HatchMatch, a philanthropic fundraising and corporate consulting organization. Ms. Hatch spent 30 years in the restaurant industry consulting on concept development, budgeting and project implementation. Ms. Hatch is also on the Board of Directors of Pacific Continental Corp.

William C. Keiper has served as a member of Zones’s board of directors since November 2003. Mr. Keiper currently serves on the boards of directors of Radyne Corporation and Smith Micro Software, Inc. Mr. Keiper was the Chief Executive Officer of Hypercom Corporation, a provider of electronic payment products and services, from 2005 to 2007 and a member of its board of directors from 2000 to 2007. Prior to that, Mr. Keiper served as Chief Executive Officer of Artisoft, Inc., a provider of IP-based voice and data and digital communications systems for business. Mr. Keiper received a Bachelor of Science Degree in Business (finance major) from Eastern Illinois University, a Juris Doctorate degree from Arizona State University, and a Masters in International Management from the Thunderbird American Graduate School of International Management.

Kenneth M. Kirkpatrick has served as a member of Zones’s board of directors since July 2005. Mr. Kirkpatrick is the President of US Bank for Washington State. He is a 35-year veteran at US Bank, previously serving as President of Washington Commercial Banking and prior to that, Executive Vice President and Manager of the East King County Commercial Banking Office. He is the Board Chair of the US Bank Washington State Advisory Board of Directors and is a member of the board of directors of the Federal Reserve Bank, San Francisco, Seattle Branch. Mr. Kirkpatrick holds a bachelor’s degree in Finance from the University of Washington and has completed programs at Northwestern University and the Pacific Coast Banking School at the University of Washington.

Firoz H. Lalj is a co-founder of Zones and has served as a member of Zones’ board of directors since March 1990, as our Chief Executive Officer since May 1998, and as Chairman of the Board since March 1999. Mr. Lalji is also President and Chief Executive Officer of Fana Capital Corporation, an investment holding company. From 1981 to 1997, he was President and Chief Executive Officer of Kits Cameras, Inc., which operated over 140 camera specialty stores in eight western states.

The board of directors has determined that, except as noted below, all of the members of the board of directors are “independent directors” as such term is defined under applicable Nasdaq rules. Mr. Lalji is not considered “independent” because he is an executive officer of Zones.

There are no family relationships among any of our officers and directors except that Mr. Lalji’s niece is married to Anwar Jiwani, our Senior Vice President and Chief Information Officer.

Vote Required and Board of Directors’ Recommendation

If a quorum is present and voting, the five nominees for director receiving the highest number of votes will be elected as members of our board of directors. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the vote.

The Board of Directors recommends a vote “FOR” the election of each of the named nominees.

Board Meetings and Committees

The board of directors held five meetings during 2007. The board of directors has a standing audit committee, compensation committee and nominating and corporate governance committee. During the 2007, no director attended fewer than 75% of the total number of meetings of the board of directors and of the committees of the board of directors on which such director served held during that period.

Audit Committee.    The current members of our audit committee are Messrs. Bauer (Chairperson), Keiper and Kirkpatrick. Our board of directors has determined that each member of the audit committee meets the independence criteria set forth in the applicable rules of Nasdaq and the Securities and Exchange Commission for audit committee membership. The board has also determined that each member of the audit committee meets Nasdaq’s financial knowledge and sophistication requirements and is qualified as an “audit committee financial expert” as defined by the SEC.

The audit committee acts pursuant to a written charter adopted by the board of directors. A copy of the charter is included as an appendix to our proxy statement filed with the SEC on March 29, 2007. The functions of the audit committee include retaining our independent auditors, reviewing their independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our auditors, overseeing their audit work, reviewing and pre-approving any non-audit services that may be performed by them, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions. The audit committee held eight meetings during 2007.

Compensation Committee.    The current members of our compensation committee are Mr. Kirkpatrick (Chairperson) and Messrs. Bauer, Keiper and Ms. Hatch. Each of the members of the compensation committee meets the independence criteria set forth in the applicable rules of Nasdaq for compensation committee membership and outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The compensation committee acts pursuant to a written charter adopted by the board of directors. The compensation committee determines all compensation for our chief executive officer, including incentive-based and equity-based compensation. In addition, the compensation committee reviews and approves salary and bonus criteria for other executive officers, and approves stock option grants to executive officers. The compensation committee held five meetings during 2007.

Our Chief Executive Officer has been instrumental in the design and recommendation to the compensation committee of programs, compensation plans and awards for executives and directors. The compensation committee has, from time to time, authorized and directed the Chief Executive Officer to adjust the compensation for certain executive officers’ salaries including the President, Executive Vice President Sales, Chief Financial Officer and Chief Information Officer.

The compensation committee charter authorizes the compensation committee to engage an outside compensation consultant to advise on executive compensation matters. We did not engage a compensation consultant in 2007.

Nominating and Corporate Governance Committee.    The current members of our nominating and corporate governance committee are Messrs. Kirkpatrick (Chairperson), Bauer, Keiper and Ms. Hatch. Each of the members of the nominating and corporate governance committee meets the independence criteria set forth in the applicable rules of Nasdaq for nominating and corporate governance committee membership. The nominating and corporate governance committee acts pursuant to a written charter adopted by the board of directors. The nominating and corporate governance committee identifies individuals qualified to become board members and makes recommendations concerning such candidates, develops and oversees the regular evaluation of our directors, and develops corporate governance principles for recommendation to our board of directors. The nominating and corporate governance committee held one meeting during 2007.

Director Nominations

Nominations of candidates for election as directors may be made by the board of directors or by shareholders. The nominating and corporate governance committee is responsible for, among other things, the selection and recommendation to the board of directors of nominees for election as directors.

Shareholders may nominate candidates for election as directors if they follow the procedures and conform to the deadlines specified in our bylaws. The complete description of the requirements for shareholder nomination of director candidates is contained in the bylaws. In summary, a shareholder desiring to nominate one or more candidates for election at the next annual meeting must submit written notice of such nomination to the corporate secretary not less than 70 days prior to the date scheduled for the meeting (regardless of any postponements, deferrals or adjournments of that meeting to a later date), or, if notice or public disclosure of the date scheduled for the meeting is not given or made at least 80 days prior to the meeting date, not more than ten days following the day on which notice of the date scheduled for the meeting is mailed or publicly disclosed. The deadline for submission of any director nominations by shareholders for the next annual meeting is also set forth in the proxy statement for each annual meeting.

Shareholders nominating candidates for election as directors are also required to provide the following information with respect to their nominees:

•	the shareholder’s name and address;

•	a representation that the shareholder is entitled to vote at the annual meeting and a statement of the number of shares beneficially owned by the shareholder;

•	a representation that the shareholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) specified in the notice;

•

a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder;

•	any other information relating to each nominee that would be required to be disclosed in a proxy statement filed pursuant to the SEC’s proxy rules; and

•	the consent of each nominee to serve as a director if so elected.

Evaluation of any recommendations by shareholders of director candidates is the responsibility of the nominating and corporate governance committee under its charter. Shareholders may submit in writing recommendations for consideration by the nominating and corporate governance committee to the attention of our corporate secretary at 1102 15th Street SW, Suite 102, Auburn, Washington 98001. Recommendations should contain a detailed discussion of the qualifications of each recommended candidate and any other material information the shareholder wants the nominating and corporate governance committee to consider.

In evaluating potential director nominees, the nominating and corporate governance committee considers the following factors:

•	the appropriate size of our board of directors and its committees;

•	the perceived needs of the board of directors for particular skills, background and business experience;

•

the skills, background, reputation, and business experience of the nominees and the skills, background, reputation, and business experience already possessed by other members of the board of directors;

•	nominees’ independence from management, experience with accounting rules and practices and background with regard to executive compensation;

•	applicable regulatory and listing requirements;

•	the benefits of a constructive working relationship among directors; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The nominating and corporate governance committee’s goal is to assemble a board of directors that brings a variety of perspectives and skills derived from high quality business and professional experience.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating and corporate governance committee may also consider such other factors as it may deem to be in the best interests of Zones and our shareholders. The nominating and corporate governance committee does, however, believe it is appropriate for at least one member of the board of directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the board of directors should meet the definition of “independent director” under the Nasdaq rules. The nominating and corporate governance committee also believes it is appropriate for one or more key members of our management to participate as members of the board of directors.

Communications with Directors

Shareholders may communicate with any and all members of our board of directors by transmitting correspondence by mail or facsimile addressed to one or more directors by name (or to the chairman of the board or directors, for a communication addressed to the entire board of directors) at the following address:

Name of the Director(s)

c/o Corporate Secretary

Zones, Inc.

1102 15th Street SW, Suite 102

Auburn, Washington 98001

Fax: (253) 205-3626

Communications from our shareholders to one or more directors will be collected and organized by our corporate secretary under procedures approved by our board of directors. Our corporate secretary will forward all communications to the chairman of the board of directors or to the identified director(s) as soon as practicable, although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently.

Director Attendance at Annual Meetings

We believe that annual meetings provide an opportunity for shareholders to communicate with our directors. We will make every effort to schedule our annual meeting of shareholders at a time and date to maximize attendance by directors taking into account the directors’ schedules. All directors are encouraged to make every reasonable effort to attend our annual meeting of shareholders. We will reimburse all reasonable out-of-pocket traveling expenses incurred by directors attending the annual meeting. Four members of our board of directors serving as directors at the time of our 2007 annual meeting of shareholders attended the annual meeting.

Committee Charters and Other Corporate Governance Materials

Our board of directors has adopted a charter for each of the committees described above. The board of directors has also adopted a code of business conduct that applies to all of our employees, officers and directors and a code of ethics that applies to our officers. Links to these materials are available on our website at www.zones.com/ir.

Compensation of Directors

Compensation Program for Non-Employee Directors. Our current compensation program for non-employee directors provides that (i) board members receive a quarterly retainer of $4,000 plus $1,000 per meeting attended, (ii) the audit committee chair receives a quarterly retainer of $7,500, and other audit committee members receive a quarterly retainer of $2,000, (iii) the compensation committee chair receives a quarterly retainer of $1,500, and the other compensation committee members receive a quarterly retainer of $750, (iv) the nominating and corporate governance committee chair receives a quarterly retainer of $2,500, and the other nominating and corporate governance committee members receive a quarterly retainer of $750, and (v) the strategic committee chair receives a quarterly retainer of $6,250, and the other strategic committee members receive a quarterly retainer of $4,000. Directors who are also Zones employees (Mr. Lalji) do not participate in the compensation program for non-employee directors.

Fiscal 2007 Compensation of Non-Employee Directors. For fiscal 2007, (i) board members received an quarterly retainer of $2,500 plus $1,000 per meeting attended, (ii) the audit committee chair received a quarterly retainer of $5,000 in each of the first two quarters of 2007 and a quarterly retainer of $7,500 in each of the remaining two quarters of 2007, and other audit committee members received a quarterly retainer of $2,000, (iii) the compensation committee chair received a quarterly retainer of $1,500, and the other compensation committee members received a quarterly retainer of $750, (iv) the nominating and corporate governance committee chair received a quarterly retainer of $2,500, and the other nominating and corporate governance committee members received a quarterly retainer of $750, and (v) the strategic committee chair received a quarterly retainer of $6,250, and the other strategic committee members received a quarterly retainer of $4,000 in each of the last three quarters of 2007. Mr. Lalji was compensated as an executive officer in 2007, as described in the section “Executive Compensation and Other Matters” beginning on page 12. The following table sets forth information concerning the compensation earned during the last fiscal year by each individual who served as a non-employee director at any time during the fiscal year:

Director Compensation In Fiscal Year 2007

Name	Fees Earned or Paid in Cash ($)	Total ($)
Kenneth M. Kirkpatrick	$50,000	$50,000
William C. Keiper	$50,000	$50,000
John H. Bauer	$45,000	$45,000
Cathi Hatch	$20,000	$20,000

PROPOSAL NO. 2:  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The audit committee of the board of directors has selected Grant Thornton LLP as independent auditors to audit the financial statements of Zones for the fiscal year ending December 31, 2008. Grant Thornton LLP has acted in such capacity since its appointment in August 2005. A representative of Grant Thornton LLP is expected to be present at the annual meeting and is expected to be available to respond to appropriate questions from shareholders.

The following table sets forth the aggregate fees billed to Zones for the fiscal years ended December 31, 2007, and December 31, 2006, by our independent auditors:

	Fiscal 2007	Fiscal 2006
Audit Fees(1)	$224,338	$210,831
Audit-Related Fees(2)	19,125	4,706
Tax Fees(3)	63,932	46,457
All Other Fees(4)	0	0

Total	$307,395	$261,994

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” This category includes consultations with Grant Thornton LLP in connection with acquisitions and concerning financial reporting.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above.

The audit committee’s policy is to approve in advance all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Authorization is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The chairperson of the audit committee is also authorized, pursuant to delegated authority, to pre-approve certain additional services up to specified limits, on a case by case basis, and such approvals are communicated to the full audit committee at its next meeting. In 2007, the audit committee approved all audit and non-audit services provided by our independent auditors.

The audit committee has considered the role of Grant Thornton LLP in providing tax and benefit plan services and other non-audit services to Zones and has concluded that such services are compatible with Grant Thornton LLP’s independence as our auditors.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of majority of the votes cast affirmatively or negatively on the proposal at the annual meeting of shareholders, as well as the presence of a quorum representing a majority of all outstanding shares of our common stock, either in person or by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

Shareholder ratification of the selection of Grant Thornton LLP as our independent public auditors is not required by our bylaws or otherwise. We are submitting the selection of Grant Thornton LLP to the shareholders for ratification as a matter of good corporate practice. In the event the shareholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the audit committee determines that such a change could be in our best interests and the best interests of our shareholders. Unless otherwise instructed, the person named in the accompanying form of proxy intend to vote shares represented by properly executed proxies for the ratification of the appointment of Grant Thornton LLP as our independent auditors.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending December 31, 2008.

REPORT OF THE AUDIT COMMITTEE

The audit committee oversees our financial reporting process on behalf of the board of directors. The board of directors, in its business judgment, has determined that all members of the committee are “independent,” as required by the applicable listing standards of the Nasdaq Capital Market, and that each member of the audit committee is an “audit committee financial expert,” as defined in the rules of the Securities and Exchange Commission. The audit committee acts pursuant to a written charter that has been adopted by the board of directors. As set forth in the committee’s charter, management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls and the selection, application and disclosure of critical accounting policies. The audit committee is responsible for retaining our independent auditors, reviewing their independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our auditors, overseeing their audit work, reviewing and pre-approving any non-audit services that may be performed by them, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions. In fulfilling its oversight responsibilities, the committee reviewed and discussed our audited financial statements in the annual report with management, including a discussion of the quality of the accounting principles and policies, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The audit committee has reviewed with our auditors, who are responsible for auditing our financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. The committee has discussed matters required to be discussed by SAS 114 (The Auditor’s Communication with Those Charged with Governance) which include, among other items, matters related to the conduct of the audit of our financial statements.

The audit committee has received from the auditors a formal written statement describing all relationships between the auditors and Zones that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The committee has met with Grant Thornton LLP, with and without management present, to discuss the overall scope of Grant Thornton LLP’s audit, the results of its examinations, its evaluations of Zones’s internal controls and the overall quality of its financial reporting.

Based on the review and discussions referred to above, the committee recommended to the board of directors that Zones’s audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2007.

The audit committee has selected Grant Thornton LLP as independent auditors to audit the consolidated financial statements of Zones for the fiscal year ending December 31, 2008.

THE AUDIT COMMITTEE

John H. Bauer (Chairperson) William C. Keiper Kenneth M. Kirkpatrick

EXECUTIVE OFFICERS

The following persons are our executive officers as of March 28, 2008, who will serve in the capacities noted until the election and qualification of their successors.

Name	Age	Positions and Offices With Zones
Firoz H. Lalji(1)	61	President and Chief Executive Officer
Christina M. Corley(2)	40	President and Chief Operating Officer
Ronald P. McFadden(3)	51	Senior Vice President and Chief Financial Officer
P. Sean Hobday(4)	38	Executive Vice President, Sales
Thomas J. Ducatelli(5)	42	Executive Vice President, Business Development
Anwar Jiwani(6)	53	Senior Vice President and Chief Information Officer
Robert G. McGowen(7)	42	Senior Vice President, SMB Sales

(1)	For a biographical summary of Firoz H. Lajli, see “Directors.”

(2)	Christina M. Corley was appointed President and Chief Operating Officer of Zones in October 2006. She had previously held the positions of Executive Vice President from April 2005 to October 2006, and served as President of Corporate PC Source, our wholly-owned subsidiary, from March 2003 to April 2005. Ms. Corley was Chief Executive Officer and President from 1999 until our acquisition of the company. From 1996 to 1999, Ms. Corley served as Vice President of Sales and Marketing for VisionTek Corporation. From 1994 to 1996, Ms. Corley served as the General Manager for the Midwest Division of Dataflex Corporation.

(3)	Ronald P. McFadden has served as Senior Vice President and Chief Financial Officer of Zones since May 2000. Prior to this position, Mr. McFadden was Vice President of Finance and Administration since May 1999. He joined Zones in June 1998, initially serving as Vice President of International Operations. From 1991 to 1998, Mr. McFadden was Chief Financial Officer for Kits Cameras, Inc. Between 1984 and 1991 he served as Vice President of Finance for Interpace Industries.

(4)	P. Sean Hobday was appointed Executive Vice President, Sales of Zones in February 2005. Prior to this, Mr. Hobday served as President of Zones Corporate Solutions, our wholly-owned subsidiary, since September 2003. Mr. Hobday was Vice President of Enterprise Sales from September 2001 until September 2003. From March 2000 to September 2001, Mr. Hobday served as Director of Client Development. From February 1999 to March 2000, Mr. Hobday served as an Account Executive. From 1996 to 1998, Mr. Hobday served as Managing Director of Blue Ice Leisure in Sydney, Australia, an Austral-Asian division of First Team Sports.

(5)	Thomas J. Ducatelli joined us in October 2006 as Executive Vice President, Business Development. Previously, Mr. Ducatelli served as Senior Vice President of U.S. Sales at Tech Data Corporation, a $20 billion multi-national distributor of IT products and as senior Vice President of Sales and Business Development for Dallas-based CompuCom Systems, Inc., a $1.7 billion IT reseller and solution provider he joined in 1994. Prior to CompuCom, Ducatelli spent six years as a national sales executive with mid-range computer manufacturer Digital Equipment Corp

(6)	Anwar Jiwani has served as Senior Vice President and Chief Information Officer of Zones since April 1999. Prior to this Mr. Jiwani served for 23 years with The Royal Bank of Canada.

(7)	Robert G. McGowen has served as Senior Vice President—SMB Sales since January 2008. Prior to this appointment, Mr. McGowen served as Vice President—SMB Sales since April 2004. From February 2003 to April 2004, Mr. McGowen was a global account manager for Dell Inc. From September 2000 to February 2003, Mr. McGowen served as General Manager of Zones, Inc., providing onsite leadership for sales and operations for major Fortune 100 customers.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

Employment Contracts.    No named executive officers currently have employment contracts. Our offer letters of employment outline the terms of each officer’s employment with us. We require new executive officers to enter into a proprietary rights agreement that includes restrictive covenants and agreements relating to such matters as the definition and use of confidential information, non-solicitation of existing employees and non-competition.

Severance and Change of Control.    Under certain circumstances, we may offer change of control or severance provisions to executive officers. No named executive officers for 2007 currently have such arrangements.

Performance-Based Incentive.    Short-term performance based incentives were the only incentives available to executives in 2007. These plans were designed to motivate and reward management to meet quarterly and annual goals tied to specific financial metrics, divisional results, and overall performance.

Stock Options.    We granted no stock options in 2007. Except for the Chief Executive Officer’s grant in 2005, we have put a moratorium on issuing stock options to all executives since 2004.

Summary Compensation Table

The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2007 and 2006 by our chief executive officer and our two other most highly compensated officers:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary($)	Option Awards($)(1)	Non-Equity Incentive Plan Compensation($)(2)	All Other Compensation($)(3)	Total($)
Firoz H. Lalji	2007	400,000	—	245,416	—	645,416
Chairman, Chief Executive Officer	2006	400,000	281	326,060	—	726,341

Christina M. Corley	2007	300,000	69,249	529,688	—	898,937
President	2006	300,000	115,592	481,123	—	896,715

P. Sean Hobday	2007	300,000	32,797	177,525	6,750	517,072
Executive Vice President, Sales	2006	300,000	61,489	381,206	—	742,695

(1)	The amount shown represents the value of the current year vesting under FAS 123R. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: expected volatility, risk-free interest rate; and expected lives.

(2)	Consists of bonus based on the achievement of specified financial targets determined by our board of directors prior to the beginning of the fiscal year.

(3)	Consists of matching contribution to the Zones, Inc. 401(k) plan.

Outstanding Equity Awards At Fiscal Year-end

The following table sets forth certain information with respect to the value of all unexercised options previously awarded to our named executive officers as of December 31, 2007.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

Name	Option Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Firoz H. Lalji	4/30/1998 3/23/2000 1/24/2001 10/25/2001 1/31/2003 4/29/2004 5/5/2005	(1) (2) (2) (3) (2) (2) (4)	2,500 150,000 150,000 10,000 150,000 200,000 200,000		3.38 5.81 3.19 0.92 0.96 2.99 2.92	4/30/2008 3/23/2010 1/24/2011 10/25/2011 1/31/2013 4/29/2014 5/5/2015

Christina M. Corley	4/1/2003 4/24/2003 7/19/2004	(5) (3) (3)	70,000 4,000 117,000	1,000 78,000	0.86 0.73 2.87	4/1/2013 4/24/2013 7/19/2014

P. Sean Hobday	3/16/2000 1/1/2001 4/26/2001 8/27/2001 10/25/2001 8/27/2002 8/27/2003 4/29/2004	(3) (3) (3) (3) (3) (3) (3) (3)	2,179 2,821 2,000 80,000 10,000 80,000 64,000 45,000	16,000 30,000	6.31 1.25 2.13 1.48 0.92 1.07 1.05 2.99	3/16/2010 1/1/2011 4/26/2011 8/27/2011 10/25/2011 8/27/2012 8/27/2013 4/29/2014

(1)	Options vest in two equal annual installments, beginning on the first anniversary of the grant date.

(2)	Options vest fully on the first anniversary of the grant date.

(3)	Options vest in five equal annual installments, beginning on the first anniversary of the grant date.

(4)	Options vest fully on the grant date.

(5)	Options vest in three equal annual installments, beginning on the first anniversary of the grant date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Procedures for Approval of Related Person Transactions

Pursuant to our code of business conduct and ethics, our directors, officers and employees are encouraged to avoid situations in which their personal, family or financial interests conflict or even appear to conflict with those of Zones. Our audit committee charter provides that the audit committee shall review and approve any related-party transactions, after reviewing each such transaction for potential conflicts of interests and other improprieties.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 7, 2008, certain information with respect to the beneficial ownership of Zones common stock by:

•	each shareholder known by us to be the beneficial owner of 5% or more of our common stock;

•	each director and nominee for our board of directors;

•	each executive officer for whom compensation information is given in the summary compensation table in this proxy statement; and

•	all of our directors and executive officers as a group.

To our knowledge, except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent of Common Stock Outstanding(3)
Firoz H. and Najma Lalji(4)	7,593,540	54.1%
Kinderhook Partners, LP(5)	734,399	5.6%
1 Executive Drive, Suite 160 Fort Lee, New Jersey 07024
P. Sean Hobday(6)	301,000	2.2%
Christina M. Corley(7)	192,000	1.4%
John H. Bauer(8)	81,300	*
Kenneth M. Kirkpatrick(9)	65,000	*
Cathi Hatch(10)	45,000	*
William C. Keiper(11)	40,000	*
All directors and executive officers as a group(11 persons)(12)	8,858,092	58.1%

*	Less than 1% of the outstanding shares of common stock.

(1)	Except as noted above, all beneficial owners can be reached c/o Zones, Inc., 1102 15th Street SW, Suite 102, Auburn, Washington 98001.

(2)	Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options or warrants.

(3)	Calculated on the basis of 13,168,595 shares of common stock outstanding as of March 7, 2008, provided that any additional shares of common stock that a shareholder has the right to acquire within 60 days after March 7, 2008, are deemed to be outstanding for the purpose of calculating that shareholder’s percentage beneficial ownership.

(4)	Includes 862,500 shares subject to options exercisable within 60 days of March 7, 2008. Also includes 50,000 shares held for the benefit of Mr. Lalji’s daughter, of which he disclaims beneficial ownership.

(5)	Based on a Schedule 13G filed with the Securities and Exchange Commission on August 3, 2006. The Schedule 13G was filed by Stephen J. Clearman, Kinderhook GP, LLC, and Kinderhook Partners, LP, who share the power to vote or direct the vote of the shares, and who share the power to dispose or to direct the disposition of the shares.

(6)	Represents 301,000 shares subject to options exercisable within 60 days of March 7, 2008.

(7)	Represents 192,000 shares subject to options exercisable within 60 days of March 7, 2008.

(8)	Includes 72,500 shares subject to options exercisable within 60 days of March 7, 2008.

(9)	Includes 30,000 shares subject to options exercisable within 60 days of March 7, 2008.

(10)	Includes 40,000 shares subject to options exercisable within 60 days of March 7, 2008.

(11)	Represents 40,000 shares subject to options exercisable within 60 days of March 7, 2008.

(12)	Includes 2,077,252 shares subject to options exercisable within 60 days of March 7, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms we received and written representations from certain reporting persons, we believe that all filing requirements under Section 16(a) applicable to our executive officers, directors and greater-than-10% shareholders were in compliance with SEC regulations.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Under the SEC’s proxy rules, shareholder proposals that meet certain conditions may be included in the proxy statement and proxy card for a particular annual meeting. Shareholders that intend to present a proposal at our annual meeting to be held in 2009 must give notice of the proposal at our principal executive offices, addressed to the corporate secretary, no later than 120 calendar days in advance of the one year anniversary of the date our proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders to be considered for inclusion in the proxy statement and proxy card relating to that meeting. Shareholders that intend to present a proposal that will not be included in the proxy statement and proxy card must give written notice of the proposal to our corporate secretary not less than 70 days in advance of the date of the annual meeting pursuant to our bylaws, except under certain circumstances described in our bylaws. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

As of the date of this proxy statement, the board of directors knows of no other business that will be conducted at the 2008 annual meeting other than has been described in this proxy statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

Copies of the Zones 2007 Annual Report to Shareholders are being mailed to shareholders, together with this proxy statement, form of proxy and notice of annual meeting of shareholders. Additional copies of the annual report may be obtained from our corporate secretary at 1102 15th Street SW, Suite 102, Auburn, Washington 98001.

The annual report of Zones on Form 10-K for the fiscal year ended December 31, 2007, was filed with the Securities and Exchange Commission on March 3, 2008. Copies of our annual report on Form 10-K may be obtained free of charge from the SEC’s website at www.sec.gov or from our corporate secretary at 1102 15th Street SW, Suite 102, Auburn, Washington 98001. Additional information about Zones is available at www.zones.com.

Auburn, Washington

April 2, 2008

ZONES, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received the Notice of Annual Meeting of Shareholders of Zones, Inc. (the “Company”), and the related Proxy Statement dated April 2, 2008, hereby appoints Firoz H. Lalji and Ronald P. McFadden, and each of them, proxies for the undersigned, with full power of substitution, and authorizes them to attend the Annual Meeting of Shareholders for the Company on May 15, 2008, and any adjournments thereof, and to vote thereat all shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present, such proxies being instructed to vote as specified on the reverse side hereof, or, to the extent not specified, to vote FOR the election as directors of all nominees named on the reverse side, and FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent auditors, and to vote in their discretion on any other matters presented at the meeting or any adjournments thereof.

PLEASE SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

This proxy, when properly executed, will be voted in the manner specified by the undersigned. If no direction is made, this Proxy will be voted FOR Proposals 1 and 2.

Mark Here for Address Change or Comments

PLEASE SEE REVERSE SIDE

FOR all nominees listed (except as withheld)

Withhold Authority to vote all nominees

1. ELECTION OF DIRECTORS     Nominees:

01 John H. Bauer

02 Cathi Hatch

03 William C. Keiper

04 Kenneth M. Kirkpatrick

05 Firoz H. Lalji

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST ABOVE.)

2. PROPOSAL TO RATIFY THE SELECTION OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008

FOR AGAINST ABSTAIN

Signature Signature Date 2008

NOTE: Please sign name exactly as it appears hereon. If shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such.

FOLD AND DETACH HERE